Exhibit 99

Contact:
William J. Small
Chairman, President and CEO
First Defiance Financial Corp.
601 Clinton Street
Defiance, OH 43512
(419) 782-5015
Email: fdef@first-fed.com

FOR RELEASE AUGUST 23, 2012

First Defiance Financial Corp. Announces Quarterly Dividend

Dividend will be payable September 10, 2012

Defiance, OH (August 23, 2012) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that its Board of Directors has received permission from regulators to pay a cash dividend of $0.05 per common share payable September 10, 2012 to shareholders of record at the close of business on September 3, 2012. The dividend represents an annual dividend of 1.21 percent based on First Defiance common stock closing price on August 22, 2012.

First Defiance Financial Corp. is the holding company for First Federal Bank of the Midwest and First Insurance Group of the Midwest, Inc. First Federal Bank is a community bank serving northwest Ohio, southeast Michigan and northeast Indiana where it currently operates 33 banking centers. First Insurance Group is a full line insurance agency with six offices in northwest Ohio.

First Defiance has approximately 9,728,749 common shares outstanding.

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